
<ARTICLE> 5
<LEGEND>
This financial data schedule is prepared for use by the United States Securities and Exchange Commission only, and is unaudited.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                          45,145
<SECURITIES>                                         0
<RECEIVABLES>                                  138,901<F1>
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                       2,190,944
<DEPRECIATION>                                 175,094
<TOTAL-ASSETS>                               2,532,548
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                      1,995,620
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                     294,448<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 2,532,548
<SALES>                                              0
<TOTAL-REVENUES>                               139,444
<CGS>                                                0
<TOTAL-COSTS>                                   78,371
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              38,566
<INCOME-PRETAX>                                 23,832
<INCOME-TAX>                                    23,832
<INCOME-CONTINUING>                             23,832
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                  (265)
<CHANGES>                                            0
<NET-INCOME>                                    23,567
<EPS-PRIMARY>                                     0.23<F4>
<EPS-DILUTED>                                     0.23<F4>

<F1> Receivables are stated net of allowances and include accrued revenues also.
<F2> The Operating Partnership does not use a classified Balance Sheet.
<F3> The registrant is a partnership.  The amount reported is Partners' Equity.
<F4> Amounts are actually earnings per unit.

